CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-225107) and Form S-8 (No. 333-217521) of Verona Pharma plc of our report dated February 27, 2020 relating to the financial statements, which appears in this Form 20-F. /s/ PricewaterhouseCoopers LLP Reading, United Kingdom February 27, 2020 1